UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 4, 2021 (May 4, 2021)

FINTECH ACQUISITION CORP. IV

(Exact name of Registrant as specified in its charter)

Delaware	001-39558	84-1770732
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FTIVU	Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	FTIV	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	FTIVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Sponsor Share Surrender and Share Restriction Agreement

As disclosed in a Current Report on Form 8-K of FinTech Acquisition Corp. IV, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on December 30, 2020, as amended by an Amendment to Current Report on Form 8-K/A of the Company filed with the SEC on December 31, 2020 (together, the “Previous Current Report”), on December 29, 2020, the Company announced that it entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 29, 2020, by and among the Company, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, the “Sponsor”), PWP Holdings LP, a Delaware limited partnership (“PWP”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP (“Professionals”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”) pursuant to which, among other things, the Company will acquire interests in PWP, which will become jointly-owned by the Company, Professionals, and certain existing partners of PWP and following the closing of the transactions contemplated by the Business Combination Agreement (“the Closing”) will serve as the Company’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.

As disclosed in the Previous Current Report, on December 29, 2020, concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor entered into a Sponsor Share Surrender and Share Restriction Agreement (the “Sponsor Share Cancellation Agreement”) with the Company, PWP and the other parties to that certain letter agreement, dated as of September 24, 2020, by and among the Sponsor, the Company and such other parties, pursuant to which the Sponsor agreed that, concurrent with and contingent upon the Closing, it will forfeit an aggregate of 1,023,333 shares of Class B common stock for no consideration and agrees that 610,000 shares of

Class A common stock and 6,846,667 shares of Class B common stock held thereby be subject to transfer restrictions for six months following the Closing and that 80% of the shares of Class B common stock also be subject to vesting conditions based on certain closing share price thresholds of the Company’s common stock for 20 out of any 30 consecutive trading days (such 80% of the shares of Class B common stock, the “Share Price Restricted Class B Shares”) imposing restrictions on transfer prior to the satisfaction of such vesting conditions.

On May 4, 2021, the parties to the Sponsor Share Cancellation Agreement entered into an Amendment to Sponsor Share Surrender and Share Restriction Agreement (the “Amendment to the Sponsor Share Cancellation Agreement”). The Amendment to the Sponsor Share Cancellation Agreement revises the terms of the restrictions on transfer of the Share Price Restricted Class B Shares to provide that such restrictions on transfer, if not previously lapsed or terminated in accordance with their terms, shall terminate on the tenth anniversary of the date of the consummation of the business combination contemplated by the Business Combination Agreement (the “Business Combination”).

The foregoing description of the Amendment to the Sponsor Share Cancellation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment to the Sponsor Share Cancellation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the potential transaction, the satisfaction of closing conditions to the potential transaction and the private placement, the level of redemptions by the Company’s public stockholders, the timing of the completion of the potential transaction, the anticipated pro forma enterprise value and Adjusted Net Income of the combined company following the potential transaction, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential transaction. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “pro forma,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to the potential transaction, it is making projections, forecasts and forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Perella Weinberg Partners’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the Company’s ability to complete the potential transaction or, if the Company does not complete the potential transaction, any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the potential transaction, including with respect to the approval of the stockholders of the Company; (3) the ability to maintain the listing of the combined company’s securities on a national securities exchange; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of the Company or Perella Weinberg Partners as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that the Company and Perella Weinberg Partners may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company, Perella Weinberg Partners or any of their respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties indicated in the definitive proxy statement of the Company to be filed with the Securities and Exchange Commission (“SEC”), including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Neither the Company nor Perella Weinberg Partners undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at http://www.sec.gov.

Additional Information about the Transaction and Where to Find It

The Company has filed with the SEC a preliminary proxy statement in connection with the Business Combination and, when available, will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the Business Combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the Business Combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and, when available, the definitive proxy statement in connection with the Company’s solicitation of proxies for such special meeting, as these materials will contain important information about the Company, Perella Weinberg Partners and the Business Combination. The definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the special meeting. The Company’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about the Company, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: aabrams@cohenandcompany.com.

Participants in the Solicitation

The Company, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 15, 2021.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, is set forth in the preliminary proxy statement for the Business Combination that the Company filed with the SEC on February 5, 2021 and amended on March 29, 2021, as it may be further amended. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination is included in the preliminary proxy statement that the Company filed with the SEC on February 5, 2021 and amended on March 29, 2021, as it may be further amended. This Form 8-K does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Sponsor Share Surrender and Share Restriction Agreement, dated as of May 4, 2021, by and among PWP Holdings LP, FinTech Acquisition Corp. IV, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, and the other parties set forth on the signature pages thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2021

FINTECH ACQUISITION CORP. IV

/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President